                                                                    EXHIBIT 10.7
                                                                    ------------



                                     FORM OF


                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT


                                 BY AND BETWEEN


                               MERCK & CO., INC.,


                                       AND

                           MEDCOHEALTH SOLUTIONS, INC.









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                               Table of Contents
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ARTICLE I            INDEMNIFICATION..............................................................................1
    Section 1.1      Indemnification by Medco.....................................................................1
    Section 1.2      Indemnification by Merck.....................................................................2
    Section 1.3      Procedures for Defense, Settlement and Indemnification of Third Party Claims.................3
    Section 1.4      Additional Matters...........................................................................5
    Section 1.5      Survival of Indemnities......................................................................6
ARTICLE II           INSURANCE MATTERS............................................................................6
    Section 2.1      Insurance Coverage...........................................................................6
    Section 2.2      Notification.................................................................................7
    Section 2.3      Reinstatement and Replacement Requirements...................................................8
    Section 2.4      Cooperation and Agreement Not to Release Carriers............................................8
    Section 2.5      Medco Insurance Coverage After the Insurance Period..........................................9
    Section 2.6      Responsibilities for Self-insured Obligations................................................9
    Section 2.7      Management of Claims.........................................................................9
    Section 2.8      Cooperation..................................................................................9
    Section 2.9      No Assignment or Waiver......................................................................9
    Section 2.10     No Liability.................................................................................9
    Section 2.11     No Restrictions.............................................................................10
    Section 2.12     Further Agreements..........................................................................10
ARTICLE III          DISPUTE RESOLUTION..........................................................................10
    Section 3.1      Negotiation.................................................................................10
    Section 3.2      Binding Arbitration.........................................................................10
    Section 3.3      Specific Performance........................................................................12
ARTICLE IV           PRIVILEGED INFORMATION......................................................................12
    Section 4.1      Privileged Information......................................................................12
ARTICLE V            MISCELLANEOUS...............................................................................13
    Section 5.1      Entire Agreement............................................................................13
    Section 5.2      Governing Law; Forum........................................................................13
    Section 5.3      Notices.....................................................................................14
    Section 5.4      Binding Effect; Assignment; Third-Party Beneficiaries.......................................14
    Section 5.5      Offset......................................................................................15
    Section 5.6      Other Agreements Evidencing Indemnification Obligations.....................................15
    Section 5.7      Counterparts................................................................................15
    Section 5.8      Severability................................................................................15
    Section 5.9      Failure or Indulgence Not Waiver............................................................15
    Section 5.10     Amendment...................................................................................16
    Section 5.11     Interpretation..............................................................................16
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ARTICLE VI           DEFINITIONS.................................................................................16
    Section 6.1      Action......................................................................................16
    Section 6.2      Dispute.....................................................................................16
    Section 6.3      Indemnitee..................................................................................16
    Section 6.4      Indemnifying Party..........................................................................16
    Section 6.5      Insurance Period............................................................................16
    Section 6.6      Insurance Policies..........................................................................16
    Section 6.7      Intercompany Agreements.....................................................................16
    Section 6.8      Liabilities.................................................................................16
    Section 6.9      Material Adverse Effect.....................................................................17
    Section 6.10     Medco Assets................................................................................17
    Section 6.11     Medco Balance Sheet.........................................................................17
    Section 6.12     Medco Indemnitees...........................................................................17
    Section 6.13     Medco Liabilities...........................................................................17
    Section 6.14     Merck Indemnitees...........................................................................19
    Section 6.15     Merck Insurance Policy......................................................................19
    Section 6.16     Merck Liabilities...........................................................................19
    Section 6.17     Merck's Share of the Shared Liability Actions...............................................20
    Section 6.18     Privileged Information......................................................................20
    Section 6.19     Securities Liabilities......................................................................20
    Section 6.20     Separation Agreement........................................................................20
    Section 6.21     Shared Liability Actions....................................................................20
    Section 6.22     Subsidiary..................................................................................20
    Section 6.23     Taxes.......................................................................................20
    Section 6.24     Third Party Claim...........................................................................20
    Section 6.25     Type of Coverage............................................................................21
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                                       ii

                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

         THIS INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT (this "Agreement")
is entered into as of [         ], 2002, by and between Merck & Co., Inc., a
New Jersey corporation ("Merck"), MedcoHealth Solutions, Inc., a Delaware corporation ("Medco"). Certain capitalized terms used herein are defined in
Article VI. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (defined below).

                                    RECITALS

         WHEREAS, the Merck Board has determined that it is appropriate and desirable for Merck to separate the Medco Group from the Merck Group; and

         WHEREAS, as part of the foregoing, Merck and Medco have entered into the Master Separation and Distribution Agreement, dated as of the date hereof (the "Separation Agreement"), which provides, among other things, for the IPO of Medco Common Stock, the declaration of the Merck Dividend prior to the IPO Closing Date, the subsequent Distribution by Merck of its remaining shares of Medco Common Stock to the holders of Merck's common stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

         WHEREAS, in connection therewith, the parties desire to set forth certain agreements regarding indemnification and insurance.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                 INDEMNIFICATION

Section 1.1       Indemnification by Medco.
                  ------------------------

         (a) Indemnification. Except as otherwise provided in this Agreement, Medco shall, for itself and as agent for each member of the Medco Group, indemnify, defend and hold harmless the Merck Indemnitees from and against any and all Liabilities that any third party seeks to impose upon any of the Merck Indemnitees, or which are imposed upon any of the Merck Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from any of the following items (without duplication):

               (i) any breach by Medco or any member of the Medco Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement), other than breaches of the Managed Care Agreement, which shall be covered by the provisions thereof; or

               (ii) any Medco Liability.

         (b) Reduction of Liability. In the event that any member of the Medco Group makes a payment to any Merck Indemnitee hereunder, and the Liabilities on account of which such payment was made are subsequently diminished or reduced, either directly or through a third-party recovery (other than as a result of a recovery under a Merck Insurance Policy, unless such recovery is pursuant to (x) any insurance coverage maintained by Merck for the benefit of Medco Covered Persons pursuant to Section 2.1(a) or the last sentence of Section 2.1(b) or (y) the Credit Support Insurance Coverage, if any), Merck will promptly repay (or will procure the relevant Merck Indemnitee promptly to repay) such member of the Medco Group the amount by which the payment made by such member of the Medco Group exceeds the actual cost of the associated indemnified Liabilities.

         (c) Joint and Several Liability; No Modification to Other Agreements. The liability of the members of the Medco Group under this Section 1.1 shall be joint and several. Nothing in this Section 1.1 shall modify or limit the rights and remedies of Merck under the Separation Agreement or any of the Ancillary Agreements (other than this Agreement) relating to, arising out of or resulting from any breach by Medco or any member of the Medco Group of the Separation Agreement or any of the Ancillary Agreements (other than this Agreement), including without limitation, any provisions relating to the measure of damages, consequential damages, liquidated damages, limitation of damages and/or specific performance.

Section 1.2       Indemnification by Merck.
                  ------------------------

         (a) Indemnification. Except as otherwise provided in this Agreement, Merck shall, for itself and as agent for each member of the Merck Group, indemnify, defend and hold harmless the Medco Indemnitees from and against any and all Liabilities that any third party seeks to impose upon any of the Medco Indemnitees, or which are imposed upon any of the Medco Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from (without duplication):

               (i) any breach by Merck or any member of the Merck Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement), other than breaches of the Managed Care Agreement, which shall be covered by the provisions thereof; or

               (ii) any Merck Liability;

provided, however, that notwithstanding anything to the contrary herein, in no event shall Merck or any member of the Merck Group be obligated to indemnify, defend or hold harmless the Medco Indemnitees from, against or in respect of any Medco Liability.

         (b) Reduction of Liability. In the event that any member of the Merck Group makes a payment to any Medco Indemnitee hereunder, and the Liabilities on account of which such payment was made are subsequently diminished or reduced, either directly or through a third-party recovery, Medco will promptly repay (or will procure a Medco Indemnitee to promptly repay) such member of the Merck Group the amount by which the payment made by such member of the Merck Group exceeds the actual cost of the associated indemnified Liabilities.

         (c) Joint and Several Liability; No Modification to Other Agreements. The liability of the members of the Merck Group under this Section 1.2 shall be joint and several. Nothing in this Section 1.2 shall modify or limit the rights and remedies of Medco under the Separation Agreement or any of the Ancillary Agreements (other than this Agreement) relating to, arising out of or resulting from any breach by Merck or any member of the Merck Group of the Separation Agreement or any of the Ancillary Agreements (other than this Agreement), including without limitation, any provisions relating to the measure of damages, consequential damages, liquidated damages, limitation of damages and/or specific performance.

Section 1.3       Procedures for Defense, Settlement and Indemnification of
                  ---------------------------------------------------------
Third Party Claims.
-------------------

         (a) Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion of any Third Party Claim with respect to which a party may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.1 or 1.2, Merck or Medco (as applicable) shall ensure that such Indemnitee shall give the potential Indemnifying Party written notice thereof (including any pleadings relating thereto) within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, any delay or failure of any Indemnitee to give notice as provided in this Section 1.3(a) shall not relieve the Indemnifying Party of its obligations under this Article I, except to the extent that the Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

         (b) Defense by Indemnifying Party. For any Third Party Claim concerning which notice is required to be given under Section 1.3(a), the Indemnifying Party may elect to defend and, subject to Section 1.3(f), may settle or compromise the Third Party Claim using counsel appointed by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. An Indemnifying Party electing to defend a Third Party Claim must (i) notify the Indemnitee of its election to defend within twenty (20) days of receipt of notice of such claim pursuant to Section 1.3(a) or sooner if the nature of the Third Party Claim so requires and (ii) subject to Section 1.3(c), acknowledge and agree in writing that if such Third Party Claim is adversely determined, such Indemnifying Party will have an obligation to indemnify the Indemnitee in respect of all Liabilities relating to, arising out of or resulting from such Third Party Claim and that such Indemnifying Party irrevocably waives in full all defenses it may have to contest such obligation.

         (c) Defense by Merck. Notwithstanding Section 1.3(b), Merck, in its sole discretion, upon written notice to Medco, may elect to defend (or may at any time assume the defense of) and, subject to Section 1.3(f), may settle or compromise, any Third Party Claim or series of related Third Party Claims, regardless of whether Merck is obligated to indemnify any member of the Medco Group in respect of such Third Party Claim or series of related Third Party Claims or whether Merck acknowledges any obligation to indemnify any Medco Indemnitee if:

               (i) any member of the Merck Group is named as a party to any of such Third Party Claims; or

               (ii) both Merck and Medco may be Indemnifying Parties with respect to such Third Party Claim(s).

     Except as provided in the definition of "Merck Share of the Shared Liability Actions," if Merck elects to defend against a Third Party Claim pursuant to this Section 1.3(c) all costs and expenses incurred by members of the Merck Group in connection with such defense shall be paid by Merck and Medco pro rata based on their respective proportionate liability for any Liabilities relating to, arising out of or resulting from such Third Party Claim (after taking into account the parties' respective indemnification obligations under this Agreement, other than with respect to payment of defense costs).

         (d) Defense By Non-Electing Party. If the party having the right to elect to defend a Third Party Claim pursuant to Section 1.3(b) or 1.3(c) elects not to defend, or does not within any time frame required thereunder elect to defend, a particular claim, the other party shall defend such Third Party Claim. In such case, (i) the other party shall have the right, subject to Sections 1.3(c) and 1.3(f), to compromise, settle or consent to the entry of any judgment with respect to such Third Party Claim (but such compromise, settlement or judgment shall not necessarily be determinative of which party hereunder is entitled to indemnification) and (ii) the Indemnifying Party shall bear all costs and expenses of defending such Third Party Claim; provided, however, that if both parties may be Indemnifying Parties with respect to such Third Party Claim, the Non-Defending Party (defined below) shall reimburse the Defending Party for the Non-Defending Party's pro rata share of all costs and expenses incurred by the Defending Party in connection with its defense of such Third Party Claim, based on the Non-Defending Party's proportionate liability for any Liabilities relating to, arising out of or resulting from such Third Party Claim (after taking into account the parties' indemnification obligations under this Agreement, other than with respect to payment of defense costs).

         (e) Participation by Non-Defending Party. In the event that a party (a "Defending Party") elects or is required to defend a particular Third Party Claim pursuant to Sections 1.3(b), 1.3(c) or 1.3(d), the other party (the "Non-Defending Party") shall have the right to participate in the defense of such Third Party Claim; provided, however, that (i) the Defending Party shall control, manage and direct the defense of such Third Party Claim; and (ii) the costs and expenses of participating in such defense by the Non-Defending Party shall be the sole responsibility of the Non-Defending Party. Nothing in this
Section 1.3(e) shall affect the rights of Merck under Section 1.3(c) at any time to assume the defense of any Third Party Claim and to be indemnified for costs and expenses of such defense in accordance with Section 1.3(c).

         (f) No Settlement, Compromise or Consent to Judgments.

               (i) No Non-Defending Party may compromise or settle or consent to the entry of judgment or determination of liability with respect to any Third Party Claim without the consent of the Defending Party.

               (ii) Notwithstanding anything to the contrary herein, no Defending Party shall compromise, settle or consent to the entry of judgment or determination of liability concerning any Third Party Claim without providing at least 10 days' prior written notice of such compromise, settlement or consent to the Indemnitor (if the Indemnitor is other than the Defending Party) and without the consent of the Non-Defending Party (such approval not to be unreasonably withheld) if the terms or conditions of such compromise, settlement or consent would have a Material Adverse Effect on the Non-Defending Party's Group.

Section 1.4       Additional Matters.
                  ------------------

         (a) Other Claims for Indemnification. Any claim in respect of a Liability which does not relate to, arise out of or result from a Third Party Claim shall be asserted by written notice from the Indemnitee to the Indemnifying Party stating the specific provisions of this Agreement or any Ancillary Agreement upon which such claim is based. Such Indemnifying Party shall have a period of twenty (20) days from actual receipt of the notice within which to respond thereto. If such Indemnifying Party does not respond within such 20-day period, then such Indemnifying Party shall be deemed to have denied responsibility for such claim.

         (b) Contribution. If with respect to any Securities Liabilities an Indemnitee's right to indemnification therefor contained in this Article I is for any reason held by a court or other tribunal to be unavailable on policy grounds or otherwise, the Indemnifying Party shall contribute to any amount payable by the Indemnitee as a result of such Securities Liabilities in such proportion as to reflect the relative benefit received by the members of the Indemnifying Party's Group and such Indemnitee from the transaction or disclosure giving rise to such Securities Liability. If the contribution provided above is not permitted by applicable law, the Indemnifying Party shall contribute to any amount payable by the Indemnitee as a result of such Securities Liabilities in such proportion as to reflect the relative benefit received by the members of the Indemnifying Party's Group and such Indemnitee from the transaction and the statements and omissions giving rise to such Securities Liability, and the relative fault of such members and the Indemnitee in connection with such statements or omissions. The relative fault of the members of the Indemnifying Party's Group and such Indemnitee shall be determined by reference to, among other things, their relative intent, knowledge, access to information and opportunity to prevent or correct the statements or omissions giving rise to such Securities Liability.

         (c) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

         (d) Effect of Insurance on Indemnification/Contribution Obligations. No Indemnitee shall be required to pursue any claim under any Insurance Policies of which it is a beneficiary in connection with any Liability for which such Indemnitee is entitled to indemnification hereunder. The amount of indemnification or contribution to which such Indemnitee may be entitled hereunder shall not be reduced as a result of any claim such

Indemnitee may pursue, or have the right to pursue, under any Insurance Policy in respect of the Liability to which such right to indemnification or contribution relates, unless the Indemnitee shall have actually recovered any portion of such Liability from its insurance carrier(s), in which case, whether or not the amount of indemnification or contribution to such Indemnitee shall be reduced shall be determined in accordance with Section 1.1(b) and 1.2(b), as applicable.

         (e) Not Applicable to Taxes. Notwithstanding anything to the contrary contained herein, this Agreement shall not apply to Taxes (which are covered by the Tax Agreement).

Section 1.5       Survival of Indemnities. Subject to Section 5.4, the rights
                  ------------------------
and obligations of the members of the Merck Group and the Medco Group under this
Article I shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Merck Group or the Medco Group of the capital stock or other equity interests of any Subsidiary to any Person.

                                   ARTICLE II

                                INSURANCE MATTERS

Section 2.1       Insurance Coverage.
                  ------------------

         (a) Merck Maintenance of Insurance for Medco. Subject to insurance market conditions and other factors beyond its control, Merck shall maintain each Type of Coverage, for the Insurance Period with respect thereto, for the benefit of members of the Medco Group and their respective directors, officers, employees and other covered persons (collectively, the "Medco Covered Persons") at a level that is comparable in scope and amount of coverage and retention and deductible levels to the level at which such Type of Coverage is generally maintained for such period by Merck for the benefit of members of the Merck Group and their respective directors, officers, employees and other covered persons (provided to the extent that, with respect to a Type of Coverage, a different amount of coverage or deductible level is specified with respect thereto in the definition of Type of Coverage (for all or any portion of the Insurance Period with respect thereto), such Type of Coverage shall only be required to be maintained by Merck (for all or such portion of the Insurance Period with respect thereto, as applicable) for an amount of coverage, and/or with deductible levels specified therein); provided, however, if Merck determines that, with respect to any Type of Coverage, (i) the amount or scope of such Type of Coverage for any portion of the Insurance Period with respect thereto will be reduced under the Merck Insurance Policy providing such Type of Coverage to a level materially inferior to the amount or scope of such Type of Coverage in existence immediately prior to the date of this Agreement, or (ii) the retention or deductible levels applicable to such Type of Coverage or the cost thereof under such Merck Insurance Policy, for any portion of such Insurance Period with respect thereto, will be increased to a level materially greater than the levels in existence immediately prior to the date of this Agreement, Merck shall give Medco notice of such determination as promptly as practicable. Upon notice of such determination, (a) Medco shall be entitled to up to sixty (60) days to evaluate its options regarding continuance of such Type of Coverage, (b) Merck may cancel Medco's interest in all or any portion of such

Type of Coverage after such sixty (60) day period, and (c) Medco may cancel its interest in all or any portion of the such Type of Coverage as of any day within such sixty (60) day period.

         (b) Medco Insurance Coverage. Notwithstanding anything contained in
Section 2.1(a), Merck shall not be required to maintain any insurance coverage for the benefit of the members of the Medco Group or the directors, officers or employees of any member of the Medco Group other than in accordance with Section 2.1(a). Medco shall be required to maintain the insurance coverage specified on
Schedule 2.1(c) for periods, in scope and amount of coverage and with retention and deductible levels set forth on such Schedule 2.1(c), for the benefit of the members of the Medco Group and the directors, officers and employees of the members of the Medco Group. In the event that Medco fails to maintain any such insurance coverage, Merck may (but shall not be obligated to) maintain such insurance coverage for the benefit of one or more of the members of the Medco Group and/or their directors, officers and/or employees under any new or existing Merck Insurance Policies.

         (c) Reimbursement for Premiums and Expenses. Medco shall promptly pay or reimburse Merck for premium expenses and all other costs and expenses (valued at current market rates), which Merck may incur in connection with the insurance coverages covering periods after the Separation Date maintained for the benefit of Medco Covered Persons pursuant to Section 2.1(a). In the event that (i) Medco fails to maintain any insurance coverage for any period for which Medco is required to maintain such insurance coverage pursuant to Section 2.1(b) and (ii) in accordance with the last sentence thereof, Merck maintains such insurance coverage under new or existing Merck Insurance Policies, Medco shall promptly pay or reimburse Merck for premium expenses and all other costs and expenses (valued at current market rates), which Merck may incur in respect of any insurance coverage Merck maintains for the benefit of one or more of the members of the Medco Group and/or their directors, officers and/or employees under any new or existing Merck Insurance Policies in accordance with the last sentence of
Section 2.1(b). The amount of costs and expenses incurred by Merck in connection with the insurance coverages maintained for the benefit of Medco Covered Persons pursuant to Section 2.1(a), and the amount of costs and expenses incurred by Merck in respect of insurance coverage Merck elects to maintain in accordance with the last sentence of Section 2.1(b), in each case to be paid or reimbursed by Medco shall be as reasonably determined by Merck, including any costs and expenses Merck may incur to pursue insurance recoveries under Merck Insurance Policies on behalf of Medco Covered Persons. All payments and reimbursements by Medco shall be made within fifteen (15) days after receipt of an invoice from Merck.

Section 2.2       Notification. In the event that any Medco Covered Person
                  -------------
has a claim ("Claim") that is (i) for a Type of Coverage for a period for which Merck is required under Section 2.1(a) to maintain such Type of Coverage for the benefit of such Merck Covered Person or (ii) for insurance coverage that Merck maintains for the benefit of such Medco Covered Person pursuant to the last sentence of Section 2.1(b ), such Medco Covered Person may assert such Claim for insurance coverage (if (x) Medco has paid and reimbursed Merck for all amounts then due and payable to Merck under Section 2.1(c) and (y) for any Claim for insurance coverage that is for "occurrence based" insurance coverage, such Medco Covered Person notifies Merck in writing within sixty (60) days after the occurrence upon which such Claim is based), and Merck may require such Medco Covered Person to assert such Claim for insurance coverage. If a Medco Covered Person permissibly asserts a Claim in accordance with this Section 2.2, or Merck requires a Medco Covered Person to assert a Claim, for insurance coverage in accordance with the prior sentence such Medco Covered Person shall provide to Merck in writing sufficient detail regarding such Claim to permit Merck to assert such Claim under the applicable Merck Insurance Policy in conformity with the requirements of the policy and shall provide to Merck such additional information as Merck requests in order to evaluate the potential impact of such Claim on the amount of insurance coverage available under such policy or any other relevant insurance policies.

Section 2.3       Reinstatement and Replacement Requirements. (a) If in the
                  -------------------------------------------
sole judgment of Merck a Claim or series of related Claims by one or more Medco Covered Persons which such Medco Covered Person is entitled or required, as applicable, to assert is reasonably likely to exhaust any portion of the limits of liability under any Merck Insurance Policy, Medco shall, at Merck's election, either secure reinstatement (at market premiums) of the portion of the limits of liability that in the sole judgment of Merck is reasonably likely to be exhausted under such Merck Insurance Policy as a result of such Claim(s) or purchase an Insurance Policy in replacement of such portion of the limits of liability. Any such reinstatement or replacement of any Merck Insurance Policy shall provide at least the same coverage, and contain terms and provisions (other than premiums) which are no less favorable to the insured parties, as existed under the Merck Insurance Policy in respect of which such reinstatement or replacement is obtained.

         (b) In addition, in the event that a Claim or a series of related Claims by one or more Medco Covered Persons shall at any time have exhausted any portion of the limits of liability, if any, under any Merck Insurance Policy, to the extent a reinstatement of such portion of such limits of liability or a replacement policy has not previously been obtained in accordance with Section 2.3(a) above, Medco shall, within 30 days of receipt from Merck of notice that an exhaustion of a portion of such limits of liability has occurred, at Merck's election, either secure reinstatement (at market premiums) of such portion of the limits of liability under such Merck Insurance Policy or purchase an Insurance Policy in replacement of such portion of the limits of liability (in each case in accordance with the terms and conditions of the last sentence of
Section 2.3(a)). In the event that Medco fails to secure such reinstatement or purchase such replacement Insurance Policy during such thirty-day period, Merck shall have the right to reinstate the portion of the limits of liability under such Merck Insurance Policy, or purchase an Insurance Policy in replacement of such portion of the limits of liability, exhausted as a result of such Claims and Medco shall reimburse Merck for premium expenses and all other costs and expenses incurred by Merck in connection with such reinstatement or replacement.

Section 2.4       Cooperation and Agreement Not to Release Carriers. Each of
                  --------------------------------------------------
Merck and Medco will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of Merck and Medco, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any Merck Insurance Policy for the benefit of any insured party, and neither Merck nor Medco, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Neither the last sentence of Section 2.1(b), Section 2.2, Section 2.3, this Section 2.4 nor any other provision of this Agreement shall be interpreted to require Merck to maintain any insurance coverage that Merck elects to maintain pursuant to the last sentence of Section 2.1(b).

Section 2.5       Medco Insurance Coverage After the Insurance Period. Medco,
                  ----------------------------------------------------
and Medco alone, shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from Merck's insurance programs, except as expressly provided in
Section 2.1(c).

Section 2.6       Responsibilities for Self-insured Obligations. Notwithstanding
                  ----------------------------------------------
anything herein to the contrary, (a) Medco will be responsible for all amounts applied against applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered under the applicable Type of Coverage in connection with Liabilities in respect of which a Medco Covered Person asserts a Claim for such Type of Coverage maintained pursuant to Section 2.1(a) and Medco shall reimburse Merck for any such amounts paid by or on behalf of Merck, and (b) Medco will be responsible for all amounts applied against applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered under the applicable Merck Insurance Policy in connection with Liabilities in respect of which Merck permits or requires, as applicable, a Medco Covered Person(s) to assert a Claim for insurance coverage maintained by Merck pursuant to the last sentence of Section 2.1(b), and Medco shall reimburse Merck for any such amounts paid by or on behalf of Merck. All payments and reimbursements by Medco and Medco Covered Persons shall be made within fifteen (15) days after receipt of an invoice from Merck. All amounts owing to Merck by Medco as of the Separation Date in respect of self-insured obligations under Merck Insurance Policies shall be settled in accordance with
Section 1.4 of the Separation Agreement.

Section 2.7       Management of Claims. Notwithstanding anything to the contrary
                  ---------------------
contained in this Article II, Merck shall have the right to manage the defense of claims, suits or actions giving rise to potential or actual claims under a Merck Insurance Policy.

Section 2.8       Cooperation. Merck and Medco will cooperate with each other in
                  ------------
all respects, and they shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this Article II.

Section 2.9       No Assignment or Waiver. This Agreement shall not be
                  ------------------------
considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Merck Group in respect of any Insurance Policy or any other contract or policy of insurance.

Section 2.10      No Liability. Medco does hereby, for itself and as agent for
                  -------------
each other member of the Medco Group, agree that no member of the Merck Group or any Merck Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of Merck and its Subsidiaries as in effect at any time prior to the Separation Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

Section 2.11      No Restrictions. Nothing in this Agreement shall be deemed to
                  ----------------
restrict any member of the Medco Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

Section 2.12      Further Agreements. The parties acknowledge that they intend
                  -------------------
to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertaken pursuant to the Separation Agreement, this Agreement or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in the Separation Agreement, this Agreement and any Ancillary Agreement.

                                  ARTICLE III

                               DISPUTE RESOLUTION

         EXCEPT AS OTHERWISE SET FORTH IN THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT, ANY DISPUTES ARISING OUT OF OR RELATING TO THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT (INCLUDING THIS AGREEMENT), INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION AND PERFORMANCE OF OR UNDER ANY SUCH AGREEMENT, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE III.

Section 3.1       Negotiation. The parties shall make a good faith attempt to
                  ------------
resolve any Dispute through negotiation. Within fifteen (15) days after notice of a Dispute is given by either party to the other party, each party shall select one or more representatives who are vice presidents, senior vice presidents or executive vice presidents of such party and shall notify the other party in writing of the names and contact details of its representatives, which representatives shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceedings. The specific format for such negotiations will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

Section 3.2       Binding Arbitration.
                  -------------------

If such representatives fail to resolve a Dispute within ten (10) days after the date of delivery of the later of the notices of selection of the representatives, unless otherwise mutually agreed, either party shall have the right to submit such Dispute to final and binding arbitration. It is the intent of the parties that any such arbitration be structured in such a way as to result in a resolution of such Dispute as promptly as practicable in accordance herewith. Except as otherwise provided in this Article III, any arbitration shall be conducted pursuant to the then current Rules for Non-Administered Arbitration of the Center for Public Resources ("CPR Rules") and the site of the arbitration shall be in New York County, New York.

         (b) A party (a "Disputing Party") shall institute any arbitration proceeding hereunder by providing written notice thereof to the other party (the "Arbitration Demand") which shall describe in reasonable detail the nature of the Dispute, the claims of the Disputing Party and the requested relief and, if the Disputing Party is Merck, setting forth a list of at least five potential independent and impartial arbitrators selected by Merck, each of whom shall not have a personal or financial interest in the result of the arbitration or the parties to the arbitration (provided that the ownership of shares in a mutual fund that owns securities of either of the parties shall not be considered a personal or financial interest for this purpose) and shall be experienced in representing clients in commercial arbitration. Within thirty (30) days after the other party's receipt of the Arbitration Demand, such other party shall furnish the Disputing Party with a written statement (a "Response Statement")
(1) answering the claims set forth in the Arbitration Demand, (2) asserting any counterclaim, describing in reasonable detail the nature of the Dispute relating to such counterclaim and the requested relief for such counterclaims, and (3) if such other party is Medco, selecting as the sole arbitrator for the proceeding one of the potential arbitrators listed in the Arbitration Demand or if such other party is Merck setting forth a list of at least five potential impartial arbitrators selected by Merck, each of whom shall not have a personal or financial interest in the result of the arbitration or the parties to the arbitration (provided that the ownership of shares in a mutual fund that owns securities of either of the parties shall not be considered a personal or financial interest for this purpose) and shall be experienced in representing clients in commercial arbitration. If the Disputing Party is Medco, Medco shall notify Merck within ten (10) days of Medco's receipt of the Response Statement of Medco's selection as the sole arbitrator for the proceeding from the potential arbitrators listed in the Arbitration Demand. If Medco fails within the applicable time period to select an arbitrator from the list of potential arbitrators included in Merck's Arbitration Demand or Response Statement, as applicable, an arbitrator shall be selected in accordance with the CPR Rules from such list of potential arbitrators.

         (c) The arbitrator shall be instructed to use best efforts to complete all arbitration hearings no later than three (3) months from the date of the arbitrator's appointment and use best efforts to render a decision within four
(4) months from such date.

         (d) With respect to discovery in an arbitration proceeding, the arbitrator must allow either party to make discovery requests for documents of the other party where the information sought is reasonably calculated to lead to the discovery of admissible evidence, and each party agrees to respond to such discovery request within a reasonable time. The arbitrator is obligated to construe the term "document" literally to encompass data compilations in any form.

         (e) The prevailing party in any arbitration as determined by the arbitrator shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration.

         (f) In connection with any Dispute, the arbitrator shall be obligated to apply solely principles of law.

         (g) The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

         (h) The use of any alternative dispute resolution procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

Section 3.3       Specific Performance. The parties agree and acknowledge that
                  ---------------------
each would suffer irreparable harm in the event that the other fails to perform any of its obligations under Article IV hereunder in accordance with its specific terms or otherwise breaches any of such obligations. Each of the parties further agrees and acknowledges that money damages may be an inadequate remedy for such failure to perform or breach of Article IV by it. Accordingly, notwithstanding anything herein to the contrary, and without waiving any remedy hereunder, each of the parties shall be entitled to seek specific performance by the other of its obligations under Article IV hereunder and/or injunctive or other equitable relief to prevent or cure breaches of Article IV hereunder in an arbitration proceeding (without first complying with the negotiation provision of Section 3.1) or in court (subject to Section 5.2).

                                   ARTICLE IV

                             PRIVILEGED INFORMATION

Section 4.1       Privileged Information.  In furtherance of the rights and
                  ----------------------
obligations of the parties set forth in the Separation Agreement and the Ancillary Agreements:

         (a) Each party hereto acknowledges that (i) each of the Merck Group on the one hand, and the Medco Group on the other hand, has or may obtain Information regarding a member of the other Group, or any of its operations, employees, assets or liabilities (whether in documents or stored in any other form or known to its employees or agents), as applicable, that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges ("Privileged Information"); (ii) there are a number of actual, threatened or future litigations, investigations, proceedings (including arbitration proceedings), claims or other legal matters that have been or may be asserted by or against, or otherwise affect, each or both of Merck and Medco (or members of either Group) ("Litigation Matters");
(iii) Merck and Medco have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the Merck Business or the Medco Business or any former businesses or the assets or liabilities of each party as it or they existed prior to the Separation Date or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Separation Date; and (iv) Merck and Medco intend that the transactions contemplated by the Related Agreements and any transfer of Privileged Information in connection herewith or therewith shall not operate as a waiver of any potentially applicable privilege.

         (b) Each of Merck and Medco agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the Merck Business or the Medco Business or any former businesses or the assets or liabilities of either party as it or they existed prior to the Separation Date or relating to or arising in connection with the relationship between the Groups on or prior to the Separation Date, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension, debarment, criminal indictment or similar action; provided, however, that Merck may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates solely to the Merck Business, its former businesses (other than the Medco Business), its assets or liabilities (other than assets or liabilities of the Medco Business), and Medco may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates solely to the Medco Business, or assets or liabilities exclusively of the Medco Business. The parties will use commercially reasonable efforts to limit any such disclosure or waiver to the maximum extent possible and shall seek the execution of a confidentiality agreement by the party or parties to which such disclosure or waiver is made.

         (c) Upon any member of the Merck Group or any member of the Medco Group receiving any subpoena or other compulsory disclosure notice from any Governmental Authority or otherwise which requests disclosure of Privileged Information, in the case of the Medco Group, relating to the Merck Business, its former businesses (other than the Medco Business), its assets or liabilities (other than assets or liabilities of the Medco Business), or, in the case of the Merck Group, relating to the Medco Business, or assets or liabilities exclusively of the Medco Business, as it or they existed prior to the Separation Date or, in either case, relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Separation Date, the recipient of the notice shall promptly provide to Merck, in the case of receipt by a member of the Medco Group, or to Medco, in the case of receipt by a member of the Merck Group, a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in
Article III, Merck and Medco shall cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

                                   ARTICLE V

                                  MISCELLANEOUS

Section 5.1       Entire Agreement. This Agreement, the Separation Agreement,
                  -----------------
the other Ancillary Agreements and any Annexes, Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 5.2       Governing Law; Forum.  This Agreement, the Separation
                  ---------------------
Agreement and all other Ancillary Agreements shall be construed in accordance with, and all Disputes hereunder shall be governed by, the procedural (except to the extent inconsistent with the procedures set forth in Article III of this Agreement) and substantive laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Under no circumstances may any party seek or be awarded punitive damages under this Agreement, the Separation Agreement or any other Ancillary Agreement. Any state court sitting in New York county, New York and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue, and each party hereto hereby submits to such jurisdiction and venue and irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to such jurisdiction or the laying of such venue over any Disputes between the parties that are permitted to be brought in a court, or the enforcement of any decision of arbitrators, pursuant to Article III above. Each of the parties hereby irrevocably waives any right to a jury trial with respect to a Dispute.

Section 5.3       Notices. All notices and other communications required or
                  --------
permitted to be given by any party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

                  if to Merck:

                           Merck & Co., Inc.
                           One Merck Drive
                           P.O. Box 100
                           Whitehouse Station, New Jersey 08889
                           Attention: General Counsel

                  if to Medco:

                           MedcoHealth Solutions, Inc.
                           100 Parsons Pond Drive
                           Franklin Lakes, New Jersey  07417
                           Attention: General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

Section 5.4       Binding Effect; Assignment; Third-Party Beneficiaries. Medco
                  ------------------------------------------------------
may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights or obligations hereunder, without Merck's prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of Merck. Nothing in this Agreement shall restrict any transfer of this Agreement by Merck, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon Merck and the other members of the Merck Group and Medco and the other members of the Medco Group and inure solely to the benefit of the Medco Indemnitees and the Merck

Indemnitees and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.5       Offset. In addition to, and not in limitation of, any other
                  -------
remedies any member of the Merck Group or any Merck Indemnitee may be entitled to under the Separation Agreement, any Ancillary Agreement (including this Agreement) or any Intercompany Agreement, any member of the Merck Group or any Merck Indemnitee may satisfy any amounts owed to such member of the Merck Group or Merck Indemnitee by any member of the Medco Group by means of an offset against any amounts any member of the Merck Group may from time to time owe to any member of the Medco Group or an Medco Indemnitee, whether under the Separation Agreement, any Ancillary Agreement (including this Agreement), any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise.

Section 5.6       Other Agreements Evidencing Indemnification Obligations. Merck
                  --------------------------------------------------------
hereby agrees to execute, for the benefit of any Medco Indemnitee, such documents as may be reasonably requested by such Medco Indemnitee, evidencing Merck's agreement that the indemnification obligations of Merck set forth in this Agreement inure to the benefit of and are enforceable by such Medco Indemnitee. Medco hereby agrees to execute, for the benefit of any Merck Indemnitee, such documents as may be reasonably requested by such Merck Indemnitee, evidencing Medco's agreement that the indemnification obligations of Medco set forth in this Agreement inure to the benefit of and are enforceable by such Merck Indemnitee.

Section 5.7       Counterparts. This Agreement, including any Annexes, Schedules
                  -------------
and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 5.8       Severability. If any term or other provision of this Agreement
                  -------------
or any Annexes, Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the parties are unable to reach an agreement on any such modification, the arbitrator selected in accordance with Article III of this Agreement shall have the authority to determine such modification.

Section 5.9       Failure or Indulgence Not Waiver. No failure or delay on the
                  ---------------------------------
part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Section 5.10      Amendment. No change or amendment will be made to this
                  ----------
Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

Section 5.11      Interpretation. The headings contained in this Agreement, in
                  ---------------
any Annex, Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or Section, or an Annex, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                   ARTICLE VI

                                   DEFINITIONS

Section 6.1       Action. "Action" means any claim, demand, action, suit,
                  -------
countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

Section 6.2       Dispute. "Dispute" means a dispute arising from or in
                  --------
connection with the Separation Agreement, this Agreement or any other Ancillary Agreement, whether based on contract, tort, or otherwise.

Section 6.3       Indemnitee.  "Indemnitee" means a Merck Indemnitee or a Medco
                  ----------
Indemnitee.

Section 6.4       Indemnifying Party.  "Indemnifying Party" means any party who
                  ------------------
is required to indemnify any other Person pursuant to this Agreement.

Section 6.5       Insurance Period. "Insurance Period" shall mean, for each of
                  -----------------
the following Types of Coverage, all periods prior to the Separation Date and any additional period set forth below for such Type of Coverage on Schedule 6.5.

Section 6.6       Insurance Policies.  "Insurance Policies" means insurance
                  ------------------
policies pursuant to which a Person makes a true risk transfer to an insurer.

Section 6.7       Intercompany Agreements. "Intercompany Agreements" means any
                  ------------------------
written agreement, arrangement or understanding between any member of the Merck Group and any member of the Medco Group which is in effect prior to, as of or after the Separation Date.

Section 6.8       Liabilities. "Liabilities" means all debts, liabilities,
                  ------------
guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto. For purposes of any indemnification hereunder, "Liabilities" shall be deemed also to include any and all damages, claims, suits, judgments, fines, penalties, costs and expenses of any kind or character, including attorney's fees and expenses, costs of investigation and preparation, expert witness costs and any other fees and expenses associated with the defense of any Action whether relating to Third Party Claims or Actions against the other party hereto.

Section 6.9       Material Adverse Effect. "Material Adverse Effect" means, with
                  ------------------------
respect to either Group, a material adverse effect on the business, results of operations or financial conditions of the members of such Group, taken as a whole, provided that, without limiting the events, circumstances or conditions which may constitute or result in a Material Adverse Effect on the Merck Group, any compromise, settlement or consent affecting the Merck Group that, if applied to Medco or any member of the Medco Group, would result in a Material Adverse Effect on the Medco Group, shall be deemed to result in a Material Adverse Effect on the Merck Group.

Section 6.10      Medco Assets.  "Medco Assets" means all assets of the Medco
                  ------------
Group following the consummation of the Separation.

Section 6.11      Medco Balance Sheet.  "Medco Balance Sheet" means the
                  -------------------
consolidated balance sheets of Medco and its Subsidiaries included in the IPO Registration Statement.

Section 6.12      Medco Indemnitees. "Medco Indemnitees" means Medco, each
                  ------------------
member of the Medco Group and each of their respective directors, officers, employees, agents or representatives.

Section 6.13      Medco Liabilities.  "Medco Liabilities" means, collectively,
                  -----------------
all of the Liabilities of Medco and each of the other members of the Medco Group, including without limitation:

               (i) all of the Liabilities reflected on the Medco Balance Sheet;

               (ii) all Liabilities relating to, arising out of or resulting from any of the Credit Support Arrangements, including, without limitation, any payment required to be made by a member of the Merck Group under any of the Credit Support Arrangements;

               (iii) all Liabilities which are incurred or arise, or which accrue or exist or are accrued at any time on, prior to or after the date of the Medco Balance Sheet and which arise or arose out of, or in connection with, or otherwise relate to or result from, the Medco Assets or the Medco Business;

               (iv) all Liabilities of each member of the Medco Group under, allocated to or to be retained or assumed by Medco or any of the other members of the Medco Group pursuant to the Realignment Transactions, the Separation Agreement, this Agreement or any Ancillary Agreements, or Intercompany Agreements;

          provided that nothing in this Agreement shall adversely effect the rights and remedies of Merck or Medco under the Managed Care Agreement relating to, arising out of or resulting from a breach of the Managed Care Agreement, or any Liability of either party to the other relating to, arising out of or resulting from such breach;

               (v) all of the Liabilities of any member of the Merck Group or Medco Group (whenever arising whether prior to, on or following the Separation Date) arising out of or in connection with or otherwise relating to the management or conduct prior to, on or following the Separation Date of the Medco Business or the Medco Assets; provided that nothing in this Agreement shall adversely effect the rights and remedies of Merck or Medco under the Managed Care Agreement relating to, arising out of or resulting from a breach of the Managed Care Agreement, or any Liability of either party to the other relating to, arising out of or resulting from such breach;

               (vi) Subject to the proviso set forth at the end of this Section, all Liabilities relating to, arising out of or resulting from the Shared Liability Actions, all Actions in respect of which as of the date of this Agreement any member of the Medco Group has been named as a defendant (the "Existing Actions"), any of the facts, circumstances and events giving rise to Shared Liability Actions or the Existing Actions and any Actions involving similar claims or which are based upon similar facts, circumstances or events, whether involving the same parties or other parties, in each case whether relating to, arising out of or resulting from facts, circumstances or events prior to, on or after the Separation Date;

               (vii) all Liabilities relating to, arising out of or resulting from, any Third Party Claim relating to, arising out of or resulting from (1) the Managed Care Agreement or (2) any infringement or alleged infringement by the Patents or the Patent License (or the use thereof) on any intellectual property or other rights of any Person;

               (viii) all Securities Liabilities relating to, arising out of or resulting from (A) the IPO, Notes Offering, the Distribution and any documents, information or data (financial or otherwise) furnished or provided, orally or in writing, to purchasers or transferees or potential purchasers and transferees (or any of their respective representatives), in connection therewith or filed or furnished in connection therewith with or to any Governmental Authority or any securities exchange or securities market, including, without limitation, the Registration Statements, (B) any other offer, issuance, sale, exchange or other transfer of securities of or by Medco or any member of the Medco Group prior to, on or after the Separation Date, or any documents, information or data (financial or otherwise) furnished or provided, orally or in writing, to transferees or purchasers or potential transferees or purchasers (or any of their respective representatives) of such securities or filed or furnished in connection therewith with or to any

          Governmental Authority or securities exchange or securities market, including, without limitation, any registration statement, (C) any oral or written disclosure made, whether or not included in documents filed with or furnished to any Governmental Authority or securities exchange or securities market, by Medco or any member of the Medco Group, or on behalf of Medco or any Member of the Medco Group, prior to, on or after the Separation Date or any disclosure made (other than by a member of the Merck Group), orally or in writing, of information or data (financial or otherwise) relating to or concerning Medco or any other member of the Medco Group, the business, operations and management of the Medco Business and/or Medco or any other member of the Medco Group, and (D) any oral or written disclosure made, whether or not included in documents filed with or furnished to any Governmental Authority or securities exchange or securities market, by Merck or any member of the Merck Group prior to, on or after the Separation Date based on any information or data (financial or otherwise) provided by or on behalf of Medco or any member of the Medco Group; and

               (ix) all other Liabilities arising out of, relating to or resulting from any Action or Third Party Claim by any Governmental Authority or any other Person that is based on (A) any violations or alleged violations by Medco, its Subsidiaries and/or any of their respective directors, officers, employees, agents or representatives of any of the provisions of the Securities Act, Exchange Act, or the rules and regulations of the Commission promulgated thereunder or any other securities or similar law, or (B) any breach or alleged breach of fiduciary duty by the Medco Board or any Committee of the Medco Board (or any member of the Medco Board or any Committee thereof) or the board of directors or similar body or any Committee of the board of directors or similar body (or any member of any such board or similar body or any Committee thereof) of any other member of the Medco Group, or by any officer or employee of any member of the Medco Group;

provided, however, that (x) Medco Liabilities shall not include the Merck Defendant Robinson-Patman Act Liabilities (as defined in Section 6.16) and (y) Merck shall be responsible for the Merck Share of the Shared Liability Actions.

Section 6.14      Merck Indemnitees. "Merck Indemnitees" means Merck, each
                  ------------------
member of the Merck Group and each of their respective directors, officers, employees, agents and representatives.

Section 6.15      Merck Insurance Policy.  "Merck Insurance Policy" shall mean
                  ----------------------
each Insurance Policy owned or maintained by a member of the Merck Group.

Section 6.16      Merck Liabilities.  "Merck Liabilities" means all Liabilities
                  ------------------
of any member of the Merck Group under, allocated to or to be retained or assumed by Merck or any of the other members of the Merck Group pursuant to, the Realignment Transactions, the Separation Agreement, this Agreement or any other Ancillary Agreement (other than


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

               (i) Liabilities resulting from a breach of the Managed Care Agreement, which shall be subject to the terms thereof), and

               (ii) all Liabilities incurred by members of the Merck Group in connection with the management or conduct prior to, on or following the Separation Date of the Merck Business (other than Liabilities resulting from a breach of the Managed Care Agreement, which shall be subject to the terms thereof); and

               (iii) all Liabilities arising out of those Actions set forth on
          Schedule 6.16 (but not including any lost sales or profits resulting from any of such Actions) (the "Merck Defendant Robinson-Patman Act Liabilities");

provided, however, that Merck Liabilities shall not include any Liability that constitutes a Medco Liability.

Section 6.17      Merck Share of the Shared Liability Actions. "Merck Share of
                  --------------------------------------------
the Shared Liability Actions" shall have the meaning set forth on Schedule 6.17.

Section 6.18      Privileged Information.  "Privileged Information" has the
                  ----------------------
meaning set forth in Section 4.1(a).

Section 6.19      Securities Liabilities. "Securities Liabilities" means any and
                  -----------------------
all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action, any Third Party Claim or any potential or threatened Third Party Claim by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, the Exchange Act, and any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar laws, rules or regulations, including, without limitation, state securities or "blue sky" laws, rules or regulations, foreign securities laws, rules or regulations and rules or regulations of any securities exchange or market.

Section 6.20      Separation Agreement.  "Separation Agreement" has the meaning
                  --------------------
set forth in the Recitals hereof.

Section 6.21      Shared Liability Actions.  "Shared Liability Action" means the
                  ------------------------
Action set forth on Schedule 6.21.

Section 6.22      Subsidiary.  "Subsidiary" has the meaning set forth in the
                  ----------
Separation Agreement.

Section 6.23      Taxes.  "Taxes" has the meaning set forth in the Tax
                  -----
Agreement.

Section 6.24      Third Party Claim.  "Third Party Claim" means an Action
                  -----------------
brought, asserted, commenced or pursued by a Person (including any Governmental Authority) other than


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

a member of the Merck Group or the Medco Group.

Section 6.25      Type of Coverage.  "Type of Coverage" shall mean each of the
                  ----------------
following types of insurance coverage set forth on Schedule 6.25.















                         [SIGNATURES ON FOLLOWING PAGE]



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

         IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                    MERCK & CO., INC.



                                    By:_________________________________
                                    Name:
                                    Title:



                                    MEDCOHEALTH SOLUTIONS, INC.



                                    By:_________________________________
                                    Name:
                                    Title:





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